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                                                                      Exhibit 99

[OCWEN TECHNOLOGY XCHANGE
GRAPHIC LOGO OMITTED]
                                                    OCWEN TECHNOLOGY XCHANGE(TM)
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FOR IMMEDIATE RELEASE              FOR FURTHER INFORMATION, CONTACT:
                                   Richard Hurwitz, VP, Corporate Communications
                                   T: (561) 682-8575 F: (561) 682-8177
                                   E-mail: rhurwitz@ocwen.com



                            OCWEN TECHNOLOGY XCHANGE
                      ACQUIRES ASSETS OF SYNERGY SOFTWARE,
              A DEVELOPER OF COMMERCIAL MORTGAGE SERVICING SYSTEMS


WEST PALM BEACH, FL (June 8, 1999) - Ocwen Technology Xchange, Inc. ("OTX") announces the acquisition of the assets of Synergy Software, LLC ("Synergy"), a developer of commercial and multifamily mortgage servicing systems located in Nashville, Tennessee. Founded in 1990, Synergy licenses mortgage servicing products to nearly 100 firms in over thirty states. One-third of the 150 largest commercial mortgage-banking firms, as listed by the Mortgage Bankers Association, use Synergy's current mortgage servicing system. Stephen F. Wood, Jr., CEO of Synergy, will continue to head the subsidiary's operations as Vice President of OTX.

Synergy is in the final stages of developing its SynergyOPEN(TM) software, an advanced commercial and multifamily mortgage servicing system. The 32-bit, Windows-based system employs, multi-tier architecture to allow distributed computing. This design represents the next generation of client-server computing and allows the SynergyOPEN(TM) system to scale easily from small companies to the largest multiple-office enterprises.

The SynergyOPEN(TM) system provides a high level of automation for administering complex commercial and multifamily mortgage loans in a format that is easy to learn and use. Some key features of the system include:

o Ability to handle complex loan and remittance structures, track detailed property, borrower and loan information, and produce Commercial Real Estate Secondary Market & Securitization Association ("CSSA") reports

o Fully-integrated cash management functions including automated transfer management between clearing and custodial accounts and full Automated Clearing House ("ACH") support


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o    Dynamic contact management, call tracking, and task management capabilities

o Ease-of use features including set-up wizards, context sensitive on-line help, and numerous user-definable fields and pick lists

Stephen F. Wood, Jr., CEO of Synergy, stated, "We are delighted to join Ocwen Technology Xchange, an industry leader in the development of mortgage and real estate software. The combination of our firms will provide the necessary financial strength and technological expertise to continue the development and expansion of our products beyond mortgage servicing to the entire range of participants in commercial and multifamily real estate finance. We are particularly excited about the opportunity to apply REALTrans(SM) functionality to Synergy's software systems. As a Web-based application, the REALTrans(SM) system has the capability to deliver a number of new services to the users of the SynergyOPEN(TM) system."

John R. Erbey, Chairman and CEO of OTX, said, "The SynergyOPEN(TM) system expands our family of mortgage and real estate software applications to include the commercial and multifamily mortgage industry. Earlier this year, we released the latest version of our REALTrans(SM) system, which facilitates the electronic ordering of real estate products and services via the Internet and expedites the closing process. The benefits of the REALTrans(SM) software application begin when a user starts to research data for the purpose of buying, selling, and financing a real estate transaction. In addition, the REALTrans(SM) application allows the user to place orders for real estate settlement services and to attach relevant documents and messages. Users have remote access to send, receive, and track information easily from any location without the need to re-key data.

"The REALTrans(SM) system complements our new residential loan resolution technology, OTX Mortgage Software Suite, which will be available for license by year-end 1999. The OTX Mortgage Software Suite is a unique system of fully integrated modules, which when used together provide the capability to manage the entire servicing life cycle. The system features flexible reporting, a thorough audit trail, and real-time processing. It is designed in a scaleable database platform with strong workflow management capabilities."

Ocwen Technology Xchange, Inc. is a designer of software solutions for mortgage and real estate transactions and also provides implementation, integration and consulting services related to its software and Internet products. OTX is the software subsidiary of Ocwen Financial Corporation (NYSE: OCN), which is a $3.13 billion financial services institution headquartered in West Palm Beach, Florida. Additional information about Ocwen Technology Xchange is available at www.otx.net and Ocwen Financial Corporation at www.ocwen.com.


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